CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form F1/A3 of our report dated February 10, 2012 with respect to the audited consolidated financial statements of Rampart Detection Systems, Ltd. for the years ended July 31, 2011 and 2010 and for the period from January 9, 2009 (inception) through July 31, 2011.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

February 10, 2012